                                                                   EXHIBIT 20

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT

                          Discover Card Trust 1991 C

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                                 CREDIT CARD

                          PASS-THROUGH CERTIFICATES

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     Under the Pooling and Servicing Agreement dated as of Oct. 1, 1991 (the "Agreement") by and among Greenwood Trust
Company (the "Servicer"), Discover Receivables Financing
Group Inc. and Wilmington Trust Company, as Trustee ,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution of May 15, 1996, and with respect to the performance of the Trust during the Due Period ended in April 30, 1996, is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

A. Information Regarding the Current Monthly Distribution
(stated on the basis of $1,000 original principal amount).

- - -------------------------------------


1. The total amount of the distribution to Class A Certificate-
   holders on May 15, 1996, per $1,000 interest.....
   ........................................... $         0.000000000

2. The total amount of the distribution to Class B Certificate-
   holders on  May 15, 1996, per $1,000 interest .....
   ........................................... $     1,006.562499200

3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates , per $1,000
   interest .................................. $         0.000000000

4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates , per
   $1,000 interest ........................... $         6.562500000

5. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates , per
   $1,000 interest ........................... $         0.000000000

6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates , per
   $1,000 interest ........................... $     1,000.000000000


B. Information Regarding the Performance of the Trust.

- - ------------------------------------------------------

1. Collections of Receivables.

- - -------------------------------

  (a) The aggregate amount of Finance Charge Collections processed
      during the related Due Period .......... $        9,477,306.11

  (b) The aggregate amount of Principal Collections processed
      during the related Due Period .......... $      110,871,673.04

  (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Investor Certificates ... $          720,275.26

  (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Investor Certificates ... $       90,216,280.35

  (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Class A Certificates .... $                0.00

  (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Class A Certificates .... $       82,011,776.55

  (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Class B Certificates .... $          720,275.26

  (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Class B Certificates .... $        8,204,503.80

  (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in
      respect of the Seller Certificate ...... $        8,757,030.85

  (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in
      respect of the Seller Certificate ...... $       20,655,392.69


2. Principal Receivables in the Trust.

- - ---------------------------------------------------------------------

  (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in April 30, 1996
      (which reflects the Principal Receivables represented by the
      Seller Certificate and the Investor Certificates) .........
      ........................................ $      662,670,635.04

  (b) The amount of Principal Receivables in the Trust rep-
      resented by the Class A Certificates (the "Class A
      Interest") as of the Due Period Ended in April 30, 1996
      ........................................ $                0.00

  (c) The amount of Principal Receivables in the Trust rep-
      resented by the Class B Certificates (the "Class B
      Interest") as of the Due Period Ended in April 30, 1996
      ........................................ $                0.00

  (d) The Class A Interest and the Class B Interest set forth in paragraph 2 (b) and 2 (c) above as a percentage of the
      aggregate amount of Principal Receivables set forth in
      paragraph 2 (a) above ..................                  0.00%

  (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables
      set forth in paragraph 2 (a) above .....                  0.00%

  (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables
      set forth in paragraph 2 (a) above .....                  0.00%

  (g) The Deficit Controlled Amortization Amount (after giving effect to the payments made on such Distribution
      Date ...................................$                 0.00


3. Investor Charged-Off Amount.

- - ------------------------------------

  (a) The aggregate amount of Receivables charged-off as uncolle-
      ctible during the Due Period ended in April 30, 1996
      allocable to the Investor Certificates (the "Investor
      Charged-Off Amount") .................. $           186,608.00

  (b) The aggregate amount of Receivables charged-off as Uncolle-
      ctible during the Due Period ended in April 30, 1996
      allocable to the Class A Certificates (the "Class A
      Charged-Off Amount") .................. $                 0.00

  (c) The sum of (i) the aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in April 30, 1996 allocable to the Class B Cert-
      ficates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing)
      and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c)
      (i)(C)(the "Class B Charged-Off Amount") $          186,608.00

  (d) The Cumulative Class A      Charged-Off Amount on ..........
      ............ May 15, 1996       ........ $                0.00

  (e) The Cumulative Class B      Charged-Off Amount on ..........
      ............ May 15, 1996       ........ $                0.00


4. Investor losses; Reimbursement of Charge-Offs.

- - ----------------------------------------------------

  (a) The amount of Class A Investor Loss , as defined in
      Section 4.06 (b) of the Agreement , during the Due Period
      ended in April 30, 1996 ................ $               (0.00)

  (b) The amount of Class B Investor Loss , as defined in
      Section 4.06 (b) of the Agreement , during the Due Period
      ended in April 30, 1996 ................ $                0.00

  (c) The amount of Class A Investor Loss set forth in Paragraph 5
      (a) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class A Certficate-
      holder's investment) ................... $         0.000000000

  (d) The amount of Class B Investor Loss set forth in Paragraph 5
      (b) above, per $1,000 interest ( which will have the effect of reducing, pro rata, the amount of each Class B Certficate-
      holder's investment) ................... $         0.000000000

  (e) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement,
      if any, in respect of Class A Investor Losses in prior months
      ........................................ $                0.00

  (f) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement,
      if any, in respect of Class B Investor Losses in prior months
      ........................................ $                0.00

  (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A Certificateholder's investment)
      ........................................ $         0.000000000

  (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B Certificateholder's investment)
      ........................................ $         0.000000000

  (i) The aggregate amount of Class A Investor Losses in
      the Trust as of the end of the day on May 15, 1996
      ........................................ $                0.00

  (j) The aggregate amount of Class B Investor Losses in
      the Trust as of the end of the day on May 15, 1996
      ........................................ $                0.00

  (k) The amount set forth in paragraph 5 (i) above , per $1,000 interest (which will have had the effect of reducing, pro
      rata, the amount of Class A Certificateholder's
      investment ) ........................... $         0.000000000

  (l) The amount set forth in paragraph 5 (j) above , per $1,000 interest (which will have had the effect of reducing, pro
      rata, the amount of Class B Certificateholder's
      investment ) ........................... $         0.000000000


5. Investor Servicing Fee.

- - -----------------------------

  (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of April 30, 1996
      ..................................... $                   0.00

  (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of April 30, 1996
      ..................................... $              83,320.48


6. Available Subordinated Amount.

- - -------------------------------------

(a) The amount available to be applied pursuant to Sections
    4.03 (c) (i) (B) and (C) of the Agreement as of the end of
    the day on May 15, 1996  .............. $          50,000,000.00


(b) The amount set forth in paragraph 6(a) above as a percentage of
    the Class A Interest .......................                0.00%



7. Available Class B Credit Enhancement Amount.

- - -----------------------

(a) The amount available to be drawn under the Class B Credit
    Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on May 15, 1996
    .......................................... $       38,000,000.00

(b) The amount set forth in paragraph 8 above as a percentage of
    the Class B Interest. ....................                  0.00%

8. The Pool Factor.

- - ---------------------

    The Pool Factor represents the ratio of the amount of the
    Class A Investor Interest as of the end of the day on
    May 15, 1996  to the amount of the Class A
    Investor Interest as of the Closing Date. The amount of
    Class A Certificateholder's pro rata share of the Class A
    Investor Interest can be determined by multiplying the
    original denomination of the Class A Certificateholder's
    Certificate by the Pool Factor ...........            0.00000000

    The Pool Factor represents the ratio of the amount of the
    Class B Investor Interest as of the end of the day on
    May 15, 1996  to the amount of the Class b Investor
    Interest as of the Closing Date. The amount of
    Class B Certificateholder's pro rata share of the Class B
    Investor Interest can be determined by multiplying the
    original denomination of the Class B Certificateholder's
    Certificate by the Pool Factor ...........            0.00000000

9. The aggregate outstanding balance of Receivables that were delinquent by the 30 to 59 days as of the close of business on the last day of the Due Period related to such Distribution
    Date .....................................$        15,011,225.35

10. The aggregate outstanding balance of Receivables that were delinquent by 60 days as of the close of business on the
    last day of the Due Period related to such Distribution
    Date .....................................$        17,668,963.17


                         Greenwood Trust Company as Servicer

                         By:           [sig]
                            --------------------------------
                         Title: Vice President, Director of
                         Accounting and Treasurer

                    MONTHLY SERVICER CERTIFICATE

                      DISCOVER CARD TRUST 1991 C

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                             CREDIT CARD

                      PASS-THROUGH CERTIFICATES

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    The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of Oct. 1, 1991 (the "Pooling and Servicing Agreement") by and among Greenwood, Discover Receivables Financing Group Inc. and Wilmington Trust Company, does hereby certify as follows:



  1. Greenwood is Servicer under the Pooling and Servicing Agreement.

  2. The undersigned is a Servicing Officer.

  3. The aggregate amount of Collections processed
     during the related Due Period was equal to .. $  120,348,979.15

  4. The aggregate amount of Class A Principal
     Collections processed by the Servicer during
     the related Due Period is equal to .......... $   82,011,776.55

  5. The aggregate amount of the Class A Finance
     Charge Collections processed by the Servicer
     during the related Due Period is equal to ... $            0.00

  6. The sum of all amounts payable to the Class A
     Certificateholders on the current Distribution
     Date is equal to ............................ $           (0.00)

  7. The aggregate amount of Class B Principal
     Collections processed by the Servicer during
     the related Due Period is equal to .......... $    8,204,503.80

  8. The aggregate amount of the Class B Finance
     Charge Collections processed by the Servicer
     during the related Due Period is equal to .. $       720,275.26

  9. The amount of drawings under the Class B
     Credit Enhancement required to be made on the
     succeeding Drawing Date pursuant to
     (a) Section 4.03(c)(i)(G) is equal to......  $             0.00
     (b) Section 4.03(c)(i)(H) is equal to......  $             0.00
     (c) Section 4.05 is equal to...............  $             0.00

 10. The sum of all amounts payable to the Class B
     Certificateholders on the current Distribution
     Date is equal to ........................... $    50,328,125.00

 11. Attached hereto is a true copy of the statement required to be delivered by the Servicer on the date of this Certificate to the Trustee pursuant to section 5.02.


     IN WHITNESS WHEREOF, the undersigned has duly executed and and delivered this certificate this day of May 15, 1996



                          GREENWOOD TRUST COMPANY, as Servicer

                          By:        [sig]
                             --------------------------------
                          Title: Vice President, Director of
                          Accounting and Treasurer

                       Greenwood Trust Company
                       Cash Collateral Account
                    Monthly Portfolio Status Report
                      Discover Card Trust 1991 C

             Due Period Ending:              04/30/96

PORTFOLIO STATUS                             LOSSES & DELINQUENCIES

                                        # of Accounts             Dollars
Ending Total Outstanding                      948,154      672,496,208.56

Total Principal Outstanding                       n/a      662,670,635.04

Total Finance Charge Outstanding                  n/a        9,825,573.56

Aggregate Investor Interest                       n/a                0.00

Delinquencies (90 days or greater)              4,854       11,878,703.32
  % of Ending Total Outstanding                   n/a            1.766360%

Investor Net Charge Offs                          n/a          186,608.00
% of Aggregate Investor Interest                  n/a            4.478592%

Monthly Principal Payment Rate                    n/a                 n/a

                                                      PAYMENTS & YIELD
Principal Payments
(Allocable to Investor Interest)                            90,216,280.35

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Interest)                               720,275.26

Annualized Gross Yield to Investor                              17.286606%